                              MANAGEMENT AGREEMENT


This Agreement (hereinafter referred to as the "Agreement"), by and between HEALTH CARE REIT, INC., (hereinafter referred to as the "Company"), a Delaware corporation and as defined in Sections 856 et seq. Internal Revenue Code of 1986 (hereinafter referred to as the "IRC") and FIRST TOLEDO CORPORATION, an Ohio corporation having its principal office in Toledo, Ohio (hereinafter referred to as the "Manager"), is made this 17th day of January, 1994:

                              W I T N E S S E T H:
                              - - - - - - - - - -

 1. The Manager shall execute the business and investment transactions of the Company in its name and for its account and risk by receiving, managing, and transferring securities, real property, leaseholds, real estate mortgages, and other assets or liabilities, subject always to the authority and supervision of the Directors. The Manager shall also furnish the following services itself, or by arrangement with others, to the Company:

         A. Investment advisory, financial consulting and electronic data processing services in connection with the considerations and decisions made by the Directors;

         B. Reportorial and research functions, including provisions of economic and statistical data relating to securities, contracts, real property and mortgage investments;

         C. The services of a consultant, accountant, mortgage banker, technical advisor, legal advisor, attorney in fact, broker, underwriter, corporate fiduciary, escrow agent, depository, custodian or agent for collection, insurer or insurance agent, or any other service deemed by the Directors necessary or desirable;

         D. Negotiating and contracting with persons acting in the above capacities and the employment and retention of same and any other persons in connection with the mortgages or assets or liabilities acquired, held or disposed of, or committed, negotiated or contemplated to be acquired, held or disposed of;

         E. Managing or operating any assets or properties held by the Company directly or through affiliates, or independent contractors as defined in Section 856 et seq. of the IRC;

         F. Acting as attorney in fact or agent in the purchase or sale or other disposition of investments, and in handling, prosecuting or settling of any claims of the Company, including the foreclosure or other enforcement of any mortgage or other lien or other security securing or guaranteeing investments, and exercising its own sound discretion in so doing;

         G.      Investing or reinvesting any moneys of the Company;

         H. Providing office space and office equipment and necessary professional, clerical and secretarial personnel for the performance of any needed services, and allocating the expense of same;

         I. Reviewing each individual property, mortgage or commitment offered to the Company for purchase as to:

                   i)     The completeness of supporting documents;

                  ii)     The soundness and suitability of property location;

                 iii) The consistency of the price at which the property or mortgage is available with the prices of properties or mortgages of comparable quality and similar terms available in the area;

                  iv)     The adequacy of the property's facilities; and

                   v) The ability of the income of the lessee or borrower to meet the obligations of the lease, mortgage, or other contract.

         J. From time to time, as requested by the Company, reporting on the performance of the foregoing services to the Company; and

         K. Such other services of a managerial or advisory nature as the Directors may deem within the purview of this Agreement.

 2. The Company and its Directors, officers, and employees shall conduct its general corporate affairs including, but not limited to, investor communications, regulatory reporting, record keeping, planning, staff training and community relations, provided that the Manager may be delegated certain ministerial and non-discretionary portions of such functions as authorized from time to time by the officers and Directors.

 3. The Manager shall be kept informed of the Company's policies, decisions, investments, funds available or to become available, and generally as to the condition of its affairs. In the event the Manager has not prepared the same, the Company shall furnish the Manager with a certified copy of al financial statements, a signed copy of each report prepared by public accountants or sent to public agencies or shareholders, and such other information with regard to its affairs or policies as the Manager may from time to time reasonably request.

 4. The Manager shall furnish advice and recommendations regarding investments considered by the Company and shall, at the request of the Directors, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company by sending an executive officer of the Manager (who may also be an officer of the Company) to attend all regular and special meetings of the Directors, and the Directors shall notify the Manager of such meetings.

 5. The Manager may establish and maintain one or more bank accounts in its own name, or the name of the Company, and may collect and deposit into such account or accounts, and disburse from any such account or accounts any moneys on behalf of the Company, under such terms and conditions as the Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Directors and accountants and auditors of the Company.

 6. The Manager shall use its best efforts in the exercise of sound and common business practices to see that any mortgage securing any investments of the Company shall be a valid lien upon the mortgaged property according to its terms, that the title of any real property interests forming a part of the Company's investments is covered by title guarantees or policies issued by responsible insurance companies, that any insurance issued by the Federal Housing Administration or guaranty issued by the Veterans Administration is valid and in full force and effect and enforceable according to its terms, that any commitment, and the financial status of any lender making such commitment, to provide permanent financing of buildings is satisfactory, that any property forming part of the Company's investments is duly insured against loss or damage by fire, with extended coverage, and against other insurable hazards and risks as is customary and appropriate in the circumstances and shall carry out the policies from time to time directed by the Directors in connection with the protection of such investments.

 7. The Manager shall not take any action which in its opinion would adversely affect the status of the Company as a real estate investment trust under Section 856 et seq. of the IRC, or regulations promulgated thereunder, or which would otherwise be prohibited by the Company's Certificate of Incorporation or Amended By-Laws.

 8. Directors, officers, shareholders and employees of the Manager may serve as Directors, officers, employees and agents of the Company and may be compensated by the Company for their services rendered as employees or agents of the Company. The Company shall not knowingly, directly or indirectly, purchase or otherwise acquire any property whatsoever from, or sell or otherwise transfer any property whatsoever to, or lend any of the assets or property of the Company to, any corporation, partnership or trust with which a Director in his individual capacity is affiliated by reason of being a director, officer, partner, trustee, or holder of more than one percent (1%) of the outstanding equity investments of such corporation, partnership, or trust, unless such transaction has been approved by the affirmative vote of a majority of the Directors not so affiliated; and in the event the Company acquires any asset from such persons, the price of such assets shall be based upon an independent appraisal. Nothing contained in this Agreement shall prohibit or in any way limit the Manager from contracting with others for the performing of services similar or identical to those undertaken by the Manager pursuant to this Agreement; nor shall the Manager in any way be limited with respect to the use of the name "First Toledo" by itself or with any affiliated or successor corporation or other business entity in any jurisdiction in which the Company may be doing business. The Company hereby agrees it is using the service mark "Health Care REIT, Inc." and may use "Health Care Fund" under the license and control of the Manager. The Company hereby and irrevocably assigns to the Manager any and all right which it may have to consent to the use of the name "First Toledo" and the names and service marks "Health Care REIT, Inc." and/or "Health Care Fund" by others and agrees to execute such instruments as are reasonably necessary to give effect to this covenant or to effect such consent with any governmental department or agency. Further, in the event that the Manager, successor by reorganization or merger of a wholly owned subsidiary shall cease to act in its capacity as advisor to the Company by reason of the termination of this Agreement or any renewal hereof, for any reason whatsoever, the Directors shall, upon request of the Manager, or its successor by reorganization or merger of a wholly owned subsidiary of the Manager, immediately eliminate from the Company name, the words "Health Care REIT, Inc." or "Health Care Fund" or any approximation thereof, which names are the property of the Manager and immediately cease use of the service marks "Health Care REIT, Inc." and/or "Health Care Fund" or any approximation thereof, which services marks are the property of the Manager. The covenant contained in the immediately preceding sentence shall survive and shall not otherwise be affected by the termination of this Agreement, or any renewal hereof.

 9. If required by the Directors, the Manager shall maintain a fidelity bond in a responsible surety company in an amount of not less than $100,000 or such higher amount as may later be required by the Directors covering all officers and employees of the Manager handling funds and negotiable assets of the Company, which bond shall protect the Company against all loses of any such property, from acts of such officers and employees through theft, embezzlement, or fraud, unless aid offers and employees are furnished under management contract by another firm which carries adequate fidelity bond coverage naming the Company as an insured or beneficiary thereunder.

10. When requested by the Directors, the Manager shall service mortgage loans held by the Company and may charge to the Company such fees as are approved by the Company.

11. The Company will indemnify and hold harmless the Manager, its officers, directors and employees, from and against any liabilities, claims, damages, costs or expenses arising out of the performance by the Manager of its duties and services hereunder (other than any costs or expenses which are to be borne by the Manager pursuant to other provisions of this Agreement), to the extent that such liabilities, claims, damages, costs or expenses are not covered by insurance; provided, however, that no such right of indemnity shall exist with respect to, but rather the Manager will indemnify and hold harmless the Company and each Director individually from and against any liabilities, claims, damages, costs or expenses incurred by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder, or on the part of its officers and employees. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Manager.

12. Anything in this Agreement to the contrary notwithstanding, the Manager shall not have or make any claim under, by reason of, or in connection with this Agreement against the Directors personally, or against the shareholders of the Company, but shall look solely to the property of the Company for the payment of any such claims.

13.      A.      The Manager shall receive a monthly fee payable at the end of each month in the amount of 1/10th of one percent of the Average Invested Assets of the Company (as defined in Article
                 XIII, Section 1(a) of the Amended By-Laws of the Company) less long and short-term debt obligations (excluding accrued expenses and other liabilities).

         B. In addition, the Company shall pay the Manager an annual incentive fee (which may be disbursed monthly in advance) equal to 10% of the amount of "net profits" (as defined below) of the Company for such fiscal year in excess of 10% of the average net worth (as defined below) of the Company; provided, however, that such incentive fee shall be subject to the limitations hereinafter set forth in Subsection 13(c). For the purpose of this Subsection, "net profits" shall mean the net profits of the Company for the fiscal year determined in accordance with generally accepted accounting principles, after all proper charges (including compensation to the Manager) but adjusted for the following:

                   i) Exclude as a deduction from "net profits" the Manager's incentive fee to be paid for such fiscal year.

                  ii) Exclude as a deduction from "net profits" all depreciation expense from operating leases (as that term is defined by the Financial Accounting Board) to the extent that such depreciation expense is not guaranteed by the lessor or lessor's affiliates (i.e., guaranty part or all of the Company's original investment).

                 iii) Exclude as income from "net profits" any gain on the sale or exchange of operating lease property to the extent of the aggregate depreciation expense excluded as a deduction from "net profits" in ii) above related to the property sold or exchanged.

                          For the purpose of this Subsection, "net worth" shall mean an average of the monthly shareholders' equity determined in accordance with generally accepted accounting principles, but adjusted by increasing shareholders' equity for the accumulated depreciation on all property in which the depreciation is excluded as a deduction from "net profits" in ii) above.


                          In the event this Agreement is terminated other than at the end of a fiscal year, the incentive fee shall be computed on the basis of the "net profits" of the Company to the date of termination.

         C. Pursuant to Article VIII, Subsection 3(d) of the Amended By-Laws, the Manager shall reimburse the Company at least annually for the amount, if any, by which the aggregate annual expenses paid or incurred by the Company exceed the amount permitted by such Section 3(d) to be paid or incurred. The salaries and wages along with related payroll taxes and similar expenses of Company employees performing duties described in Section 2 above shall be deducted from fees paid to the Manager if such employees are also employees of the Manager.

14. The Manager shall be responsible for payment of the following administrative expenses:

         A. Employment expenses, including salaries, wages, payroll taxes, cost of employee benefit plans and incidental help attributable to operations of the Manager;

         B.      Accounting fees and related expenses of the Manager;

         C.      Legal fees of the Manager;

         D.      Insurance on assets of the Manager;

         E. Rent, telephone, utilities and other office expenses related to the operations of the Manager for its own account; and

         F. Travel expenses of officers and employees of the Manager on the Manager's business.

15. The Company shall be responsible to pay or reimburse for the following administrative or other expenses:

         A.      Manager's compensation.

         B.      Employee expenses applicable to employees of the Company.

         C.      Directors' compensation and expenses.

         D.      Accounting fees and audit expenses of the Company.

         E.      Legal fees of the Company.

         F. Insurance applicable to Directors, officers and employees of the Company and properties of the Company.

         G. Rent, telephone, utilities and office expense attributable to the Company which may be allocated in the discretion of the Directors between the Company and the Manager.

         H.      Taxes on income or property of the Company.

         I. Expenses including interest and data processing connected with the acquisition, operation, maintenance, protection and disposition of real estate or mortgage loans or other Company assets.

         J.      Fees for the management of real estate owned by the Company.

         K. Servicing fees applicable to mortgage loans or other securities.

         L. Fees payable to the Manager and other consultants, managers or agents employed by the Directors for services beyond the purview of this Agreement.

         M. Expenses of organizing, revising, amending, converting, modifying or terminating the Company.

         N. Expenses incurred in connection with the listing of securities of the Company on any stock exchange.

         O. Expenses of any transfer agent or registrar of securities or dividend agent of the Company.

         P. Expenses of registration of securities of the Company under Federal securities law, underwriting costs, legal fees, accounting fees, costs relating to the qualification of securities under the securities laws of the several states and other expenses relating to the offer and sale of securities, whether by public offering or private placement.

         Q. All other expenses properly incurred on behalf of the Company although the same may not have been specified.

16. This Agreement shall remain in force until the second quarter meeting of the full Board of Directors unless earlier renewed or terminated as set forth below.

17. This Agreement shall terminate automatically in the event of its assignment by the Manager without the written consent of the Company and shall not be assignable by the Company without the written consent of the Manager, except in the case of assignment by the Company to a corporation or other organization which is a successor to the Company, and any such successor organization shall assume the duties and obligations of the Company hereunder.

18. This Management Agreement and any extension hereof may be terminated without penalty at any time upon sixty days prior written notice given by the Manager, or given by the Company following a majority vote of the Directors. This Agreement shall be terminated immediately upon the written notice of termination by the Company to the Manager in the event that (a) the Manager shall violate any material provision of this Agreement and, upon written notice of such violation, shall not cure such default within thirty days, or (b) the Manager shall be adjudged bankrupt or insolvent by a court of competent jurisdiction or an order shall be made by a court of competent jurisdiction for the appointment of a receiver of the Manager and such adjudication or order shall remain in force or unstayed for a period of thirty days.

19. From and after the effective date of termination of this Agreement, pursuant to Sections 16, 17, or 18 hereof, the Manager shall not be entitled to compensation for further services hereunder. The Manager shall forthwith upon such termination:

         A. Pay over to the Company all money collected and held for account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled.

         B. Deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors.

         C. Deliver to the Directors all property and documents of the Company then in the custody of the Manager.

20. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, be given by being delivered to or by being mailed by certified mail to the following addresses of the parties hereto:

                   The Manager:     First Toledo Corporation
                                    One SeaGate, Suite 1950
                                    Toledo, Ohio  43604

                    The Company:     Health Care REIT, Inc.
                                     One SeaGate, Suite 1950
                                     Toledo, Ohio  43604

         Either party may at any time give notice in writing to the other party that it wishes to change its address for the purpose of this Section.

21. This Agreement shall not be changed, modified, terminated or disposed in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns.

22. This Agreement shall bind any successors or assigns of the parties hereto.

23. The provisions of this Agreement shall be constructed and interpreted in accordance with the laws of the State of Ohio as at the time in effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.


Attest:
                                                          HEALTH CARE REIT, INC.



___________________________                       By____________________________
                                                      F. D. Wolfe, President

___________________________


Attest:                                                 FIRST TOLEDO CORPORATION



___________________________                       By____________________________
                                                    Bruce G. Thompson, President

___________________________